                                                                    EXHIBIT 11
                                                                   Page 1 of 2

                               UNISYS CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
             FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)
                         (Millions, except share data)
Primary Earnings Per Common Share                       1996          1995
                                                     -----------   -----------
Average Number of Outstanding Common Shares          171,436,655   170,988,159
Additional Shares Assuming Exercise of Stock Options     442,240       832,788
                                                     -----------   -----------
Average Number of Outstanding Common Shares and
   Common Share Equivalents                          171,878,895   171,820,947
                                                     ===========   ===========
Income (Loss) From Continuing Operations                 $( 13.4)       $ 32.1
Dividends on Series A, B and C Preferred Stock            ( 30.2)       ( 29.9)
                                                          ------        ------
Primary Earnings (Loss) on Common Shares Before
   Discontinued Operations                                ( 43.6)          2.2
Income From Discontinued Operations                                       12.5
                                                          ------        ------
Primary Earnings (Loss) on Common Shares                 $( 43.6)       $ 14.7
                                                          ======        ======
Primary Earnings (Loss) Per Common Share
   Continuing Operations                                  $( .25)        $ .02
   Discontinued Operations                                                 .07
                                                          ------        ------
   Total                                                  $( .25)         $.09
                                                          ======        ======

Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common
   Shares and Common Share Equivalents               171,878,895   171,820,947
Additional Shares:
   Assuming Conversion of Series A Preferred Stock    47,454,386    47,454,699
   Assuming Conversion of 8 1/4% Convertible
     Notes due 2000                                   33,697,387    33,697,387
   Assuming Conversion of 8 1/4% Convertible
     Notes due 2006                                   11,470,130
   Attributable to Stock Options                          34,969        13,802
                                                     -----------   -----------
Common Shares Outstanding Assuming Full Dilution     264,535,767   252,986,835
                                                     ===========   ===========

Primary Earnings (Loss) on Common Shares Before
   Discontinued Operations                               $( 43.6)       $  2.2
Exclude Dividends on Series A Preferred Stock               26.6          26.6
Interest Expense on 8 1/4% Convertible Notes,
   due 2000, Net of Applicable Tax                           4.8           4.4
Interest Expense on 8 1/4% Convertible Notes,
   due 2006, Net of Applicable Tax                           1.1
                                                          ------        ------
Fully Diluted Earnings (Loss) on Common Shares
   Before Discontinued Operations                         ( 11.1)         33.2
Income From Discontinued Operations                                       12.5
                                                          ------        ------
Fully Diluted Earnings (Loss) on Common Shares           $( 11.1)        $45.7
                                                          ======        ======

Fully Diluted Earnings (Loss) per Common Share
   Continuing Operations                                  $( .04)        $ .05
   Discontinued Operations                                                 .13
                                                          ------        ------
   Total                                                  $( .04)        $ .18
                                                          ======        ======

                                                                    EXHIBIT 11
                                                                   Page 2 of 2

                               UNISYS CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
             FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)
                         (Millions, except share data)
                                                        1996          1995
                                                     -----------   -----------
Earnings (Loss) Per Common Share As Reported

Primary
   Continuing Operations                                  $( .25)       $ .02
   Discontinued Operations                                                .07
                                                          ------        -----
   Total                                                  $( .25)       $ .09
                                                          ======        =====

Fully Diluted
   Continuing Operations                                  $( .25)       $ .02
   Discontinued Operations                                                .07
                                                          ------        -----
   Total                                                  $( .25)       $ .09
                                                          ======        =====

The computation for 1996 is based on the weighted average number of outstanding common shares. In addition, the computation for 1995 includes common stock equivalents. Neither period assumes conversion of the convertible notes or Series A preferred stock since such conversions would have been antidilutive.